EXHIBIT 8

To ensure compliance with the Internal Revenue Service Circular 230 disclosure requirements, we inform you that the United States federal tax advice contained herein (i) is written in connection with the promotion or marketing by others of the transactions or matters addressed herein, and (ii) is not intended or written to be used, and cannot be used by any taxpayer, for the purpose of avoiding U.S. tax penalties. Each taxpayer with respect to the subject matter addressed herein should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

June 5, 2007

Allstate Life Insurance Company

3100 Sanders Road

Northbrook, Illinois 60062

Allstate Life Global Funding

c/o AMACAR Pacific Corp.

6525 Morrison Boulevard, Suite 318

Charlotte, North Carolina 28211

Re:	ALLSTATE LIFE INSURANCE COMPANY
ALLSTATE LIFE GLOBAL FUNDING
SECURED MEDIUM TERM NOTES
REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

We have acted as special United States federal income tax counsel to Allstate Life Insurance Company, a stock life insurance company organized under the laws of the State of Illinois (“Allstate Life”), and Allstate Life Global Funding, a statutory trust organized under the laws of the State of Delaware (“Global Funding”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of

1933, as amended (the “Securities Act”), by Allstate Life and Global Funding, of a Registration Statement on Form S-3 on June 5, 2007, (including the documents incorporated by reference therein, the “Registration Statement”), including: (i) a prospectus (the “Prospectus”) relating to secured medium term notes (the “Notes”) to be issued from time to time by newly established separate and distinct Delaware statutory trusts (each, a “Trust” and together, the “Trusts”); (ii) a prospectus supplement to the Prospectus relating to Notes to be issued from time to time by the Trusts under the Secured Medium Term Note program described therein primarily to institutional investors (the “Institutional Prospectus Supplement”); and (iii) a prospectus supplement to the Prospectus relating to Notes to be issued from time to time by the Trusts under the Allstate Life® CoreNotes® program described therein primarily to retail investors (the “Retail Prospectus Supplement”).

The Registration Statement provides for: (i) the registration and issuance by the Trusts of Notes, with each Trust to issue Notes, pursuant to an Indenture (each an “Indenture”) to be entered into among such Trust and the other parties specified therein, including The Bank of New York Trust Company, N.A., or another entity specified therein, as indenture trustee (the “Indenture Trustee”), substantially in the form identified on the exhibit list to the Registration Statement; (ii) the registration and issuance by Global Funding of Funding Notes (each a “Funding Note”), with each Funding Note to be issued pursuant to a Funding Note Indenture (each a “Funding Note Indenture”) to be entered into among Global Funding and the other parties specified therein, including The Bank of New York Trust Company, N.A., or another entity specified therein, as funding note indenture trustee (the “Funding Note Indenture Trustee”), substantially in the form identified on the exhibit list to the Registration Statement, to be sold by Global Funding to the Trusts in connection with the sale of the Notes; and (iii) the registration and issuance by Allstate Life of Funding Agreements (each a “Funding Agreement”), each substantially in the form identified on the exhibit list to the Registration Statement to be sold by Allstate Life to Global Funding, which will immediately grant a security interest in, pledge and collaterally assign the relevant Funding Agreement(s) to the Funding Note Indenture Trustee and will immediately thereafter assign absolutely to and deposit into the relevant Trust the relevant Funding Agreement(s). The relevant Funding Note will be surrendered and cancelled by Global Funding upon such surrender, in connection with the sale of the relevant Notes and such cancellation shall operate as a redemption and satisfaction of the Funding Note. The Funding Note and the Funding Agreements will have a principal amount equal to the principal amount of the relevant Notes. The Funding Note and the Funding Agreements will otherwise have payment and other terms substantially similar to the relevant Notes. Capitalized terms used in this opinion letter which are not otherwise defined herein have the meanings ascribed to them in the Standard Indenture Terms identified on the exhibit list to the Registration Statement.

The payments under the relevant Funding Agreement(s) issued by Allstate Life will be structured to meet in full the relevant Trust’s scheduled payment obligations under the Note issued by such Trust. Payment of principal and interest on the Notes will be made solely from payments made by Allstate Life under the applicable Funding Agreement(s). Capitalized terms used in this opinion letter which are not otherwise defined herein have the meanings ascribed to them in the Standard Indenture Terms.

In formulating our opinions in this letter, we have reviewed (i) the Registration Statement, (ii) the Prospectus, (iii) the Institutional Prospectus Supplement, (iv) the Retail Prospectus Supplement, (v) the Standard Trust Agreement Terms and the Standard Indenture Terms, each identified on the exhibit list to the Registration Statement, (vi) the form of Series Instrument identified on the exhibit list to the Registration Statement that includes the Trust Agreement and the Indenture to be executed through the execution of the Series Instrument, (vii) the form of Funding Agreement identified on the exhibit list to the Registration Statement, (viii) the form of Funding Note identified on the exhibit list to the Registration Statement and (ix) such other certificates, records, and other documents as we have deemed necessary or appropriate to enable us to render our opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or other copies, and the authenticity of the originals of such copies.

In rendering our opinions in this letter, we have assumed that the transactions described in or contemplated by the foregoing documents have been or will be consummated in accordance with the operative documents, and that such documents accurately reflect the material facts of such transactions. Our opinion is also based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, administrative rulings, judicial decisions and other applicable authorities. The statutory provisions, regulations and interpretations on which our opinion is based are subject to change, possibly retroactively. In addition, there can be no assurance that the Internal Revenue Service will not take positions contrary to those stated in our opinion letter.

Subject to the foregoing, under current law and based upon the facts, assumptions and qualifications contained herein, it is our opinion that:

1.	Global Funding and each Trust will be ignored for United States federal income tax purposes and will not be treated as an association or a publicly traded partnership taxable as a corporation; and
2.	The Notes will be classified as indebtedness of Allstate Life for United States federal income tax purposes.

The opinions we express herein are limited solely to matters governed by the federal income tax laws of the United States. No opinion may be implied or inferred beyond that which is expressly stated in this opinion letter. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ LeBoeuf, Lamb, Greene & MacRae LLP